Exhibit 99

NEWS RELEASE

FOR IMMEDIATE RELEASE

SANDY SPRING BANCORP REPORTS
INCREASE IN 2005 NET INCOME AND AGREES TO ACQUIRE NEFF & ASSOCIATES

OLNEY, MARYLAND, January 19, 2006 – Sandy Spring Bancorp, Inc., (Nasdaq-SASR) the parent company of Sandy Spring Bank, today announced net income for the year ended December 31, 2005 of $33.1 million ($2.24 per diluted share) compared to $14.4 million ($.98 per diluted share) for the prior year. Net income for the fourth quarter of 2005 totaled $8.0 million ($.54 per diluted share) compared to a net loss of $5.7 million ($.39 per diluted share) for the prior year period. The results for the year include gains on the sale of investment securities which increased $2.8 million on a pre-tax basis over the prior year.

“We are pleased to report a fourth consecutive quarter of strong fundamental performance, which included record earnings, robust loan growth and a substantial increase in fee income,” said Hunter R. Hollar, President and Chief Executive Officer of Sandy Spring Bancorp. “The company ended 2005 well positioned to continue to perform on a consistent basis during 2006. Asset quality trends remain quite favorable and the commercial loan pipeline is solid. Returns on stockholders’ equity and assets are clearly moving us into the high-performance quartile nationally among community banking companies.”

Sandy Spring Bancorp also announced that it has reached an agreement to acquire specific assets and liabilities of Neff & Associates, an independent insurance agency located in Ocean City, Maryland.

“It has been our goal to broaden our insurance agency business and this acquisition gives us the opportunity to further serve the small business community and complement the products and services we already offer through Chesapeake Insurance Group,” said Hollar, who further noted that Neff has an outstanding reputation for superior client service within the medical community which makes this an excellent fit for both firms.

Neff & Associates specializes in physician liability insurance with approximately $1.2 million in annual revenues. Principal Keith Neff will continue in a sales and servicing capacity. “We look forward to becoming a part of the continuing success of both Chesapeake Insurance Group and Sandy Spring Bank,” states Keith Neff.

The transaction is expected to close in the first quarter of 2006.

For the year ended December 31, 2005, return on average stockholders’ equity was 16.21% compared to 7.27% for the prior year. Return on average assets for the year ended December 31, 2005 was 1.41% compared to .60% for the year ended December 31, 2004.

Return on average stockholders’ equity was 14.76% for the fourth quarter of 2005, compared to a loss of 11.45% for the fourth quarter of 2004. Return on average assets for the fourth quarter of 2005 was 1.31%, compared to a loss of .94% for the fourth quarter of 2004.

Comparing December 31, 2005 balances to December 31, 2004, total assets increased 7% to $2.5 billion due mainly to strong loan growth. Total loans and leases increased 17% to $1.7 billion compared to the prior year. Customer funding sources, which include deposits plus other short-term borrowings from core customers, increased 6% to $2.0 billion at December 31, 2005. During the same period, stockholders’ equity increased 12% to $218 million or 9% of total assets.

Due to continued growth in the loan portfolio, the provision for loan and lease losses totaled $1.0 million for the fourth quarter of 2005 compared to no provision in the fourth quarter of 2004. The provision for loan and lease losses totaled $2.6 million for the year ended December 31, 2005 compared to no provision for the prior year. The allowance for loan and lease losses represented 1.00% of outstanding loans at December 31, 2005.

The Company’s management will host a conference call to discuss its fourth quarter and full year results today at 2:00 P.M. (ET). A live Web cast of the conference call is available through the Investor Relations’ section of the Sandy Spring Web site at www.sandyspringbank.com.

DETAILED REVIEW OF FINANCIAL RESULTS

Comparing the fourth quarter of 2005 and 2004, net interest income increased by $3.3 million, or 17%, due primarily to an improved net interest margin. The net interest margin increased to 4.38% in 2005 from 3.83% in 2004 due primarily to increased loan growth and active management of deposit rates together with the early payoff of FHLB advances in the fourth quarter of 2004.

Noninterest income increased $2.3 million or 30% in the fourth quarter of 2005 as compared to 2004. On a non-GAAP basis, noninterest income, excluding the effect of securities gains of $.7 million in 2005 and $.1 million in 2004, increased $1.7 million or 22%. This increase was due primarily to an increase of $1.3 million in trust and investment management fees reflecting an increase of $.9 million from the acquisition of West Financial Services early in the fourth quarter of 2005 and an increase of $.4 million in fees from trust services. In addition, insurance agency commissions increased 12% compared to 2004 due primarily to the acquisition of the Wolfe & Reichelt Insurance Agency in December 2004.

Noninterest expenses were $20.9 million in the fourth quarter of 2005 compared to $39.8 million in 2004, a decrease of $18.9 million or 48%. This decrease was due primarily to expenses of $18.4 million related to the prepayment of FHLB advances and the write down of $1.3 million of goodwill associated with the Company’s investment in its leasing subsidiary, both of which occurred in the fourth quarter of 2004. The remaining $.8 million change in noninterest expenses resulted mainly from a $1.8 million or 16% increase in salaries and benefits, due largely to higher incentive compensation and benefits expense, increased occupancy expenses, due mainly to the acquisition of West Financial Services early in the fourth quarter of 2005, new branches opened in 2005, and an increase in intangibles amortization due primarily to the above-mentioned acquisition. These increases were offset in part by a $1.2 million or 31% decrease in other expenses, due mainly to a write off of issuance costs in 2004 relating to a redemption of subordinated debentures, and a decrease in marketing costs due mainly to advertising initiatives conducted in 2004 that were not continued in 2005.

Comparing the year ended December 31, 2005 and 2004, net interest income increased by $14.0 million or 19%, due primarily to increased loan growth and the early payoff of FHLB advances in 2004 mentioned above. These factors resulted in an increase in the net interest margin to 4.39% for the year 2005 compared to 3.68% for the year 2004.

Noninterest income was $36.9 million for year ended December 31, 2005 versus $31.0 million for the year ended December 31, 2004, an increase of $5.9 million or 19%. On a non-GAAP basis, noninterest income, excluding the effect of net securities gains of $3.3 million in 2005 and $.5 million in 2004, increased $3.1 million or 10%. This increase was due primarily to an increase of $1.7 million in trust and investment management fees reflecting an increase of $.9 million from the acquisition of West Financial Services and an increase of $.8 million in fees from trust services. In addition, insurance agency commissions increased 28% due largely to the acquisition of the Wolfe & Reichelt Insurance Agency in December 2004 together with higher contingent commissions. Visa® check fees increased 11% due to higher volumes of electronic transactions while gains on sales of mortgage loans increased 14% due to higher loan volumes. These increases were somewhat offset by a decline of 15% in fees on sales of investment products.

Noninterest expenses were $77.2 million in 2005 compared to $92.5 million in 2004, a decrease of $15.3 million or 17%. This decrease was primarily due to expenses of $18.4 million related to the prepayment of FHLB advances and the write down of $1.3 million of goodwill associated with the Company’s investment in its leasing subsidiary, both of which occurred in 2004. The remaining change in noninterest expenses of $4.4 million was due mainly to increases in salaries and benefits resulting from higher incentive compensation and benefits expenses and a larger staff, and increases in occupancy expense and intangibles amortization, offset in part by declines in other expenses.

About Sandy Spring Bancorp/Sandy Spring Bank

With $2.5 billion in assets, Sandy Spring Bancorp is the holding company for Sandy Spring Bank and its principal subsidiaries, Sandy Spring Insurance Corporation, The Equipment Leasing Company and, effective October 3, 2005, West Financial Services, Inc. Sandy Spring Bancorp is the third largest publicly traded banking company headquartered in Maryland and the oldest independent banking institution in the state. Sandy Spring is a community banking organization that focuses its lending and other services on businesses and consumers in the local market area. Independent and community-oriented, Sandy Spring Bank was founded in 1868 and offers a broad range of commercial banking, retail banking and trust services through 31 community offices in Anne Arundel, Carroll, Frederick, Howard, Montgomery, and Prince George’s counties in Maryland and 67 ATMs located throughout Maryland. Through its subsidiaries, the Bank also offers a comprehensive menu of leasing, insurance and investment management services. Visit www.sandyspringbank.com for more information.

For additional information or questions, please contact:
     Hunter R. Hollar, President & Chief Executive Officer, or
     Philip J. Mantua, Executive V.P. & Chief Financial Officer
     Sandy Spring Bancorp
     17801 Georgia Avenue
     Olney, Maryland 20832
     1-800-399-5919
     E-mail: HHollar@sandyspringbank.com
                  PMantua@sandyspringbank.com
     Web site: www.sandyspringbank.com

Forward-Looking Statements: Sandy Spring Bancorp makes forward-looking statements in this News Release that are subject to risks and uncertainties. These forward-looking statements include: statements of goals, intentions, earnings expectations, and other expectations; estimates of risks and of future costs and benefits; assessments of probable loan and lease losses; assessments of market risk; and statements of the ability to achieve financial and other goals. These forward-looking statements are subject to significant uncertainties because they are based upon or are affected by: management’s estimates and projections of future interest rates, market behavior, and other economic conditions; future laws and regulations; and a variety of other matters which, by their nature, are subject to significant uncertainties. Because of these uncertainties, Sandy Spring Bancorp’s actual future results may differ materially from those indicated. In addition, the Company’s past results of operations do not necessarily indicate its future results.

Sandy Spring Bancorp, Inc. and Subsidiaries FINANCIAL HIGHLIGHTS (Dollars in thousands, except per share data)
			% Change			% Change
	Three Months Ended December 31,			Twelve Months Ended December 31,

	2005	2004		2005	2004

Profitability for the period:
Net interest income	$22,925	$19,627	17	$88,178	$74,213	19
Provision for loan and lease losses	1,000	—	N/A	2,600	—	N/A
Noninterest income	9,904	7,627	30	36,909	30,949	19
Noninterest expenses	20,860	39,777	(48)	77,194	92,474	(17)
Income before income taxes	10,969	(12,523)	188	45,293	12,688	257
Net income	7,978	(5,744)	239	$33,098	$14,367	130

Return on average assets	1.31%	(0.94)		1.41%	0.60%
Return on average equity	14.76%	(11.45)		16.21%	7.27%
Net interest margin	4.38%	3.83%		4.39%	3.68%
Efficiency ratio – GAAP based *	63.54%	145.95%		61.71%	87.93%
Efficiency ratio – traditional *	59.36%	67.12%		58.16%	62.86%

Per share data:
Basic net income	$0.54	($0.40)	235	$2.26	$0.99	128
Diluted net income	0.54	(0.39)	239	2.24	0.98	129
Dividends declared	0.22	0.20	10	0.84	0.78	8
Book value	14.73	13.34	10	14.73	13.34	10
Tangible book value	13.21	12.16	9	13.21	12.16	9
Average fully diluted shares	14,886,046	14,720,013		14,767,291	14,709,440

At period-end:
Assets	$2,459,616	$2,309,343	7	$2,459,616	$2,309,343	7
Deposits	1,803,210	1,732,501	4	1,803,210	1,732,501	4
Loans and leases	1,684,379	1,445,525	17	1,684,379	1,445,525	17
Securities	567,432	666,108	(15)	567,432	666,108	(15)
Stockholders' equity	217,883	195,083	12	217,883	195,083	12

Capital and credit quality ratios:
Average equity to average assets	8.86%	8.18%		8.68%	8.21%
Allowance for loan and lease losses to loans
and leases	1.00%	1.01%		1.00%	1.01%
Nonperforming assets to total assets	0.06%	0.08%		0.06%	0.08%
Annualized net (charge-offs) recoveries
to average loans and leases	(0.09)%	0.04%		(0.02)%	0.02%

*	The GAAP based efficiency ratio is noninterest expenses divided by net interest income plus noninterest income from the Consolidated Statements of Income. The traditional, non-GAAP efficiency ratio excludes intangible asset amortization from noninterest expenses; excludes securities gains from noninterest income; and adds the tax-equivalent adjustment to net interest income. See the Reconciliation Table included with these Financial Highlights.

Certain reclassifications of information previously reported have been made to conform with current presentation.

Sandy Spring Bancorp, Inc. and Subsidiaries Reconciliation of GAAP-based and Traditional Efficiency Ratios (In thousands, except per share data)
	Three Months Ended December 31,		Twelve Months Ended December 31,

	2005	2004	2005	2004

Noninterest expenses–GAAP based	$20,860	$39,777	$77,194	$92,474
Net interest income plus noninterest income–
GAAP based	32,829	27,254	125,087	105,162

Efficiency ratio–GAAP based	63.54%	145.95%	61.71%	87.93%

Noninterest expenses–GAAP based	$20,860	$39,777	$77,194	$92,474
Less non-GAAP adjustment:
FHLB prepayment penalties	0	18,363	0	18,363
Goodwill impairment loss	0	1,265	0	1,265
Amortization of intangible assets	696	491	2,198	1,950

Noninterest expenses–traditional ratio	20,164	19,658	74,996	70,896

Net interest income plus noninterest income–
GAAP based	32,829	27,254	125,087	105,162
Plus non-GAAP adjustment:
Tax-equivalency	1,800	2,097	7,128	8,156
Less non-GAAP adjustments:
Securities gains	661	65	3,262	540
Net interest income plus noninterest
income – traditional ratio	33,968	29,286	128,953	112,778

Efficiency ratio – traditional	59.36%	67.12%	58.16%	62.86%

Sandy Spring Bancorp, Inc. and Subsidiaries CONSOLIDATED BALANCE SHEETS (Dollars in thousands, except per share data)
	December 31,

	2005	2004

Assets
Cash and due from banks	$47,294	$43,728
Federal funds sold	6,149	5,467
Interest-bearing deposits with banks	751	610
Residential mortgage loans held for sale (at fair value)	10,439	16,211
Investments available-for-sale (at fair value)	256,571	346,903
Investments held-to-maturity – fair value of $302,966
and $312,661, respectively	295,648	305,293
Other equity securities	15,213	13,912

Total loans and leases	1,684,379	1,445,525
Less: allowance for loan and lease losses	(16,886)	(14,654)

Net loans and leases	1,667,493	1,430,871

Premises and equipment, net	45,385	42,054
Accrued interest receivable	13,144	11,674
Goodwill	10,272	7,335
Other intangible assets, net	12,218	9,866
Other assets	79,039	75,419

Total assets	$2,459,616	$2,309,343

Liabilities
Noninterest-bearing deposits	$439,277	$423,868
Interest-bearing deposits	1,363,933	1,308,633

Total deposits	1,803,210	1,732,501

Short-term borrowings	380,220	231,927
Subordinated debentures	35,000	35,000
Other long-term borrowings	2,158	94,608
Accrued interest payable and other liabilities	21,145	20,224

Total liabilities	2,241,733	2,114,260

Stockholders' Equity
Common stock – par value $1.00; shares authorized
50,000,000; shares issued and outstanding 14,793,987
and 14,628,511, respectively	14,794	14,629
Additional paid in capital	26,599	21,522
Retained earnings	177,084	156,315
Accumulated other comprehensive income	(594)	2,617

Total stockholders' equity	217,883	195,083

Total liabilities and stockholders' equity	$2,459,616	$2,309,343

Certain reclassifications of information previously reported have been made to conform with current presentation.

Sandy Spring Bancorp, Inc. and Subsidiaries CONSOLIDATED STATEMENTS OF INCOME (In thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2005	2004	2005	2004

Interest income:
Interest and fees on loans and leases	$26,687	$19,999	$94,562	$71,336
Interest on loans held for sale	261	183	1,073	705
Interest on deposits with banks	5	23	63	31
Interest and dividends on securities:
Taxable	3,117	4,390	12,327	21,927
Exempt from federal income taxes	3,132	3,653	13,416	14,433
Interest on federal funds sold	148	269	719	549

Total interest income	33,350	28,517	122,160	108,981
Interest expense:
Interest on deposits	6,739	3,923	21,482	13,059
Interest on short-term borrowings	3,108	3,642	9,638	15,809
Interest on long-term borrowings	578	1,325	2,862	5,900

Total interest expense	10,425	8,890	33,982	34,768

Net interest income	22,925	19,627	88,178	74,213
Provision for loan and lease losses	1,000	0	2,600	0

Net interest income after provision for loan
and lease losses	21,925	19,627	85,578	74,213

Noninterest income:
Securities gains (losses)	661	65	3,262	540
Service charges on deposit accounts	1,983	1,846	7,688	7,481
Gains on sales of mortgage loans	932	772	3,757	3,283
Fees on sales of investment products	551	702	2,109	2,472
Trust and investment management fees	2,074	801	5,006	3,352
Insurance agency commissions	1,160	1,040	5,309	4,135
Income from bank owned life insurance	575	559	2,259	2,247
Visa Check Fees	570	537	2,167	1,956
Other income	1,398	1,305	5,352	5,483

Total noninterest income	9,904	7,627	36,909	30,949
Noninterest expenses:
Salaries and employee benefits	12,897	11,132	47,013	41,534
Occupancy expense of premises	2,066	1,925	8,053	7,229
Equipment expenses	1,379	1,534	5,410	5,428
Marketing	278	337	1,225	1,717
Outside data services	781	722	2,940	2,906
Amortization of intangible assets	696	491	2,198	1,950
Goodwill impairment loss	0	1,265	0	1,265
Debt retirement expense	0	18,363	0	18,363
Other expenses	2,763	4,008	10,355	12,082

Total noninterest expenses	20,860	39,777	77,194	92,474

Income before income taxes	10,969	(12,523)	45,293	12,688
Income tax expense	2,991	(6,779)	12,195	(1,679)

Net income	$7,978	($5,744)	$33,098	$14,367

Basic net income per share	$0.54	($0.40)	$2.26	$0.99
Diluted net income per share	$0.54	($0.39)	$2.24	0.98
Dividends declared per share	$0.22	$0.20	0.84	0.78

Certain reclassifications of information previously reported have been made to conform with current presentation.

Sandy Spring Bancorp, Inc. and Subsidiaries	2005				2004
Historical Trends in Quarterly Financial Data
(Dollars in thousands, except per share data)	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1

Profitability for the quarter:
Tax-equivalent interest income	$35,150	$33,244	$30,998	$29,896	$30,614	$29,776	$28,070	$28,677

Interest expense	10,425	8,865	7,705	6,987	8,890	9,322	8,383	8,173

Tax-equivalent net interest income	24,725	24,379	23,293	22,909	21,724	20,454	19,687	20,504

Tax-equivalent adjustment	1,800	1,853	1,766	1,709	2,097	2,175	1,919	1,965

Provision for credit losses	1,000	600	900	100	0	0	0	0

Noninterest income	9,904	10,112	9,053	7,840	7,628	7,452	8,279	7,590

Noninterest expenses	20,860	18,744	19,153	18,437	39,778	17,883	18,099	16,714

Income before income taxes	10,969	13,294	10,527	10,503	(12,523)	7,848	7,948	9,415

Income tax expense	2,991	3,827	2,730	2,647	(6,779)	1,431	1,555	2,114

Net Income	7,978	9,467	7,797	7,856	(5,744)	6,417	6,393	7,301

Financial ratios:
Return on average assets	1.31%	1.58%	1.36%	1.39%	-0.94%	1.03%	1.08%	1.26%

Return on average equity	14.76%	18.31%	15.63%	16.20%	-11.45%	12.89%	13.07%	15.00%

Net interest margin	4.38%	4.39%	4.39%	4.39%	3.80%	3.54%	3.56%	3.81%

Efficiency ratio – GAAP based *	63.54%	57.43%	62.63%	63.49%	145.95%	69.50%	69.49%	63.97%

Efficiency ratio – traditional *	59.36%	55.74%	59.16%	58.38%	67.12%	62.65%	63.22%	58.24%

Per share data:
Basic net income	$0.54	$0.65	$0.53	$0.54	($0.40)	$0.44	$0.44	$0.51

Diluted net income	$0.54	$0.64	$0.53	$0.53	($0.39)	$0.44	$0.43	$0.50

Dividends declared	$0.22	$0.21	$0.21	$0.20	$0.20	$0.20	$0.19	$0.19

Book value	$14.73	$14.23	$13.91	$13.57	$13.34	$13.92	$13.51	$13.76

Tangible book value	$13.21	$13.07	$12.72	$12.35	$12.16	$12.70	$12.26	$12.48

Average fully diluted shares	14,886,046	14,735,318	14,719,742	14,760,551	14,720,013	14,673,756	14,726,117	14,725,261

Noninterest income breakdown:
Securities gains (losses)	$661	$1,761	$825	$15	$65	$138	$109	$228

Service charges on deposit accounts	1,983	2,050	1,984	1,671	1,846	1,886	1,881	1,868

Gains on sales of mortgage loans	932	1,205	889	731	772	714	1,028	769

Fees on sales of investment products	551	473	640	445	702	475	666	629

Trust department income	2,074	1,116	944	872	801	813	984	754

Insurance agency commissions	1,160	1,114	1,224	1,811	1,040	944	1,030	1,121

Income from bank owned life insurance	575	570	559	555	560	556	557	574

Visa Check Fees	570	556	550	491	537	498	497	424

Other income	1,398	1,267	1,438	1,249	1,305	1,428	1,527	1,223

Total	9,904	10,112	9,053	7,840	7,628	7,452	8,279	7,590

Noninterest expense breakdown:
Salaries and employee benefits	$12,897	$11,373	$11,454	$11,289	$11,133	$10,295	$10,229	$9,877

Occupancy expense of premises	2,066	2,099	1,964	1,924	1,925	1,861	1,815	1,628

Equipment expenses	1,379	1,415	1,294	1,322	1,534	1,380	1,324	1,190

Marketing	278	253	406	288	337	385	482	513

Outside data services	781	718	701	740	722	697	766	721

*	The GAAP based efficiency ratio is noninterest expenses divided by net interest income plus noninterest income from the Consolidated Statements of Income. The traditional, non-GAAP efficiency ratio excludes intangible asset amortization from noninterest expenses; securities gains from noninterest income; and adds the tax-equivalent adjustment to net interest income. See the Reconciliation Table included with these Historical Trends in Quarterly Financial Data.

Sandy Spring Bancorp, Inc. and Subsidiaries	2005				2004
Historical Trends in Quarterly Financial Data
(Dollars in thousands, except per share data)	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1

Noninterest expense breakdown (continued):
Amortization of intangible assets	$696	$501	$505	$496	491	486	487	$486

Goodwill impairment loss	$0	0	0	0	1,265	0	0	$0

Other expenses	2,763	2,385	2,829	2,378	22,371	2,779	2,996	2,299

Total	20,860	18,744	19,153	18,437	39,778	17,883	18,099	16,714

Balance sheets at quarter end:
Residential mortgage loans	$413,324	$400,657	$393,961	$375,746	$371,924	$365,352	$343,176	$337,850

Residential construction loans	155,379	143,691	136,733	139,964	137,880	126,338	113,382	103,292

Commercial mortgage loans	415,983	410,409	390,306	395,528	386,911	372,790	329,894	322,754

Commercial construction loans	178,764	136,606	119,006	94,708	88,974	62,436	55,563	52,162

Commercial loans and leases	185,680	160,379	154,237	150,143	150,734	138,741	140,560	125,527

Consumer loans	335,249	327,393	323,537	312,725	309,102	299,826	284,771	260,644

Total loans and leases	1,684,379	1,579,135	1,517,780	1,468,814	1,445,525	1,365,483	1,267,346	1,202,229

Less: allowance for credit losses	(16,886)	(16,268)	(15,673)	(14,738)	(14,654)	(14,792)	(14,743)	(14,875)

Net loans and leases	1,667,493	1,562,867	1,502,107	1,454,076	1,430,871	1,350,691	1,252,603	1,187,354

Goodwill	10,272	8,554	8,554	8,554	7,335	7,642	7,642	7,642

Other intangible assets, net	12,218	8,364	8,865	9,370	9,866	9,987	10,473	10,959

Total assets	2,459,616	2,383,360	2,348,305	2,284,198	2,309,343	2,506,302	2,424,199	2,371,572

Total deposits	1,803,210	1,804,888	1,781,622	1,745,675	1,732,501	1,709,642	1,681,552	1,618,591

Total stockholders' equity	217,883	208,090	203,294	198,709	195,083	201,737	196,090	199,615

Quarterly average balance sheets:
Residential mortgage loans	$423,805	$423,420	$401,148	$384,504	$378,347	$362,170	$355,676	$346,545

Residential construction loans	150,099	141,197	137,720	137,897	135,322	119,989	108,118	93,722

Commercial mortgage loans	407,459	394,862	393,291	389,215	379,857	347,451	327,441	316,768

Commercial construction loans	158,076	128,010	103,584	91,733	71,930	61,771	55,234	51,519

Commercial loans and leases	161,478	154,920	151,766	149,783	139,165	137,321	134,627	127,327

Consumer loans	333,671	327,495	320,276	310,421	303,639	293,025	268,861	251,411

Total loans and leases	1,634,588	1,569,904	1,507,785	1,463,553	1,408,260	1,321,727	1,249,957	1,187,292

Securities	589,552	593,102	591,610	641,960	801,871	938,448	933,253	954,822

Total earning assets	2,239,438	2,203,251	2,130,469	2,115,369	2,272,437	2,299,895	2,220,656	2,167,641

Total assets	2,421,725	2,384,327	2,307,888	2,286,209	2,441,129	2,466,535	2,384,929	2,329,107

Total interest-bearing liabilities	1,733,626	1,696,691	1,647,365	1,660,839	1,805,091	1,844,996	1,775,867	1,751,225

Noninterest-bearing demand deposits	452,738	458,131	440,945	415,824	419,723	405,647	392,387	360,341

Total deposits	1,809,237	1,800,171	1,751,192	1,723,667	1,727,800	1,684,328	1,634,340	1,561,666

Stockholders' equity	214,489	205,138	200,047	196,659	199,626	198,030	196,719	195,730

Capital and credit quality measures:
Average equity to average assets	8.86%	8.60%	8.67%	8.60%	8.18%	8.03%	8.25%	8.40%

Credit loss allowance to loans and leases	1.00%	1.03%	1.03%	1.00%	1.01%	1.08%	1.16%	1.24%

Nonperforming assets to total assets	0.06%	0.14%	0.15%	0.10%	0.08%	0.09%	0.12%	0.14%

Annualized net (charge-offs) recoveries to
average loans and leases	-0.09%	0.00%	0.01%	0.00%	0.04%	(0.01)%	0.04%	0.00%

Miscellaneous data:
Net recoveries (charge-offs)	($382)	($5)	$35	($16)	$138	($48)	$131	$5

Nonperforming assets:
Non-accrual loans and leases	437	1,032	661	672	746	848	674	802

Loans and leases 90 days past due	958	2,289	2,757	1,531	1,043	1,340	2,316	2,492

Restructured loans and leases	0	0	0	0	0	0	0	0

Other real estate owned, net	0	0	73	0	0	77

Total nonperforming assets	1,395	3,321	3,418	2,276	1,789	2,188	2,990	3,371

Certain reclassifications of information currently reported have been made to conform to current presentation.

Sandy Spring Bancorp, Inc. and Subsidiaries CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES (Dollars in thousands and tax-equivalent)

	Three Months Ended December 31,

	2005			2004

	Average Balances	Annualized Interest	Yield/ Rate	Average Balance	Annualized Interest	Yield/ Rate

Assets
Residential mortgage loans	$423,805	$23,668	5.58%	$378,347	$20,670	5.46%

Residential construction loans	150,099	10,312	6.87	135,322	7,373	5.45
Commercial mortgage loans	407,459	28,366	6.96	379,857	24,530	6.46
Commercial construction loans	158,076	12,531	7.93	71,930	4,416	6.14
Commercial loans and leases	161,478	12,215	7.56	139,165	9,143	6.57
Consumer loans	333,671	20,034	6.00	303,639	14,727	4.85

Total loans and leases	1,634,588	107,126	6.55	1,408,260	80,859	5.74
Securities	589,552	31,644	5.37	801,871	39,989	4.99
Interest-bearing deposits with banks	588	18	3.06	4,664	90	1.93
Federal funds sold	14,710	591	4.02	57,642	1,073	1.86

TOTAL EARNING ASSETS	2,239,438	139,379	6.22%	2,272,437	122,011	5.38%

Less: allowance for credit losses	(16,470)			(14,812)
Cash and due from banks	48,396			44,235
Premises and equipment, net	45,708			41,544
Other assets	104,653			97,725

Total assets	$2,421,725			$2,441,129

Liabilities and Stockholders' Equity
Interest-bearing demand deposits	$235,711	$667	0.28%	$238,771	$614	0.26%

Regular savings deposits	207,740	909	0.44	231,196	764	0.33
Money market savings deposits	373,535	8,226	2.20	371,382	3,439	0.93
Time deposits	539,513	16,930	3.14	466,728	10,790	2.31

Total interest-bearing deposits	1,356,499	26,732	1.97	1,308,077	15,607	1.19
Borrowings	377,127	14,554	3.86	497,014	19,576	3.94

TOTAL INTEREST-BEARING LIABILITIES	1,733,626	41,286	2.38	1,805,091	35,183	1.95

Net interest income and spread*		$98,093	3.84%		$86,828	3.43%

Noninterest-bearing demand deposits	452,738			419,723
Other liabilities	20,872			16,689
Stockholder's equity	214,489			199,626

Total liabilities and stockholders' equity	$2,421,725			$2,441,129

Interest income/earning assets			6.22%			5.38%

Interest expense/earning assets			1.84			1.55

Net interest margin			4.38%			3.83%

*	Interest income includes the effects of annualized taxable-equivalent adjustments (reduced by the nondeductible portion of interest expense) using the appropriate marginal federal income tax rate of 35.00% and, where applicable, the marginal state income tax rate of 7.00% (or a combined marginal federal and state rate of 39.55%), to increase tax-exempt interest income to a taxable-equivalent basis. The annualized taxable-equivalent adjustment amounts utilized in the above table to compute yields aggregated to $7.1 million for the three months ended December 31, 2005 and $8.3 million for the three months ended December 31, 2004.

Sandy Spring Bancorp, Inc. and Subsidiaries CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES (Dollars in thousands and tax-equivalent)

	Twelve Months Ended December 31,

	2005			2004

	Average Balances	Annualized Interest	Yield/ Rate	Average Balance	Annualized Interest	Yield/ Rate

Assets
Residential mortgage loans	$408,369	$22,563	5.53%	$360,737	$19,503	5.41%
Residential construction loans	141,760	9,065	6.39	114,361	5,603	4.90
Commercial mortgage loans	396,253	26,413	6.67	342,992	21,971	6.41
Commercial construction loans	120,554	8,757	7.26	60,151	3,533	5.87
Commercial loans and leases	154,520	10,981	7.11	134,630	8,584	6.38
Consumer loans	323,534	17,856	5.52	279,338	12,847	4.60

Total loans and leases	1,544,990	95,635	6.19	1,292,209	72,041	5.58
Securities	603,882	32,783	5.43	906,901	44,516	4.91
Interest-bearing deposits with banks	2,095	62	2.96	1,817	31	1.71
Federal funds sold	22,082	719	3.26	39,456	549	1.39

TOTAL EARNING ASSETS	2,173,049	129,199	5.95%	2,240,383	117,137	5.23%

Less: allowance for credit losses	(15,492)			(14,823)
Cash and due from banks	46,682			42,133
Premises and equipment, net	44,945			40,407
Other assets	102,877			98,218

Total assets	$2,352,061			$2,406,318

Liabilities and Stockholders' Equity
Interest-bearing demand deposits	$237,511	$639	0.27%	$232,652	$657	0.28%
Regular savings deposits	216,951	801	0.37	216,257	762	0.35
Money market savings deposits	376,090	6,268	1.67	369,046	2,469	0.67
Time deposits	498,774	13,773	2.76	439,729	9,171	2.09

Total interest-bearing deposits	1,329,326	21,481	1.62	1,257,684	13,059	1.04
Borrowings	355,537	12,412	3.49	536,758	21,709	4.04

TOTAL INTEREST-BEARING LIABILITIES	1,684,863	33,893	2.01	1,794,442	34,768	1.94

Net interest income and spread*		$95,306	3.94%		$82,369	3.29%

Noninterest-bearing demand deposits	442,055			394,622
Other liabilities	21,001			19,698
Stockholder's equity	204,142			197,556

Total liabilities and stockholders' equity	$2,352,061			$2,406,318

Interest income/earning assets			5.95%			5.23%
Interest expense/earning assets			1.56			1.55
Net interest margin			4.39%			3.68%

*	Interest income includes the effects of annualized taxable-equivalent adjustments (reduced by the nondeductible portion of interest expense) using the appropriate marginal federal income tax rate of 35.00% and, where applicable, the marginal state income tax rate of 7.00% (or a combined marginal federal and state rate of 39.55%), to increase tax-exempt interest income to a taxable-equivalent basis. The annualized taxable-equivalent adjustment amounts utilized in the above table to compute yields aggregated to $7.1 million for the twelve months ended December 31, 2005 and $8.2 million for the twelve months ended December 31, 2004.